Exhibit 10.22.5

             CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN
           PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN
               FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               SERVICES AGREEMENT

            This SERVICES AGREEMENT, dated as of October 26, 1999 (this "Agreement"), between PRICELINE.COM INCORPORATED., a Delaware corporation ("Priceline"), and PRICELINE WEBHOUSE CLUB, INC., a Delaware corporation (the "Company"),

                              W I T N E S S E T H :

            WHEREAS, Priceline is an Internet-based company with significant name recognition of its trademarked "priceline" name and patented "demand collection system" for selling products over the internet;

            WHEREAS, Walker Digital, LLC ("Walker Digital") is a research and development company containing certain trade secrets, know-how and other intellectual property;

            WHEREAS, in connection with the establishment of the Company's business of the sale of retail products in a "name your price" format over the Internet for the sale of products by businesses to consumers (the "Business")
(i) Walker Digital is (A) contributing certain know-how and other assets and liabilities used in or incurred during the initial development of the Business pursuant to an asset contribution agreement dated as of the date hereof (the "Asset Contribution Agreement") between Walker Digital and the Company, and (B) licensing certain intellectual property pursuant to a license agreement between Walker Digital and Priceline, dated as of the date hereof, which intellectual property shall in turn be sublicensed by Priceline to the Company, (ii) Walker Digital Corporation, a research and development company, is contributing certain employees to the Company under the Asset Contribution Agreement, and (iii) Priceline is (A) licensing and sublicensing, as applicable, the use of the "priceline" name, certain patent rights and other intellectual property rights for use in connection with the Business, pursuant to an intellectual property license agreement between Priceline and the Company, dated as of the date hereof (the "Priceline License Agreement"), (B) providing professional services, including accounting and legal services to the Company pursuant to this Agreement, and (C) providing certain marketing and technical services to the Company pursuant to a marketing and technical services agreement between Priceline and the Company, dated as of the date hereof (the "Marketing and Technical Services Agreement");

            WHEREAS, in consideration for the cash and the assets it has contributed pursuant to the Asset Contribution Agreement, Walker Digital is receiving from the Company a Promissory Note in the amount of $14,592,185.60 payable on April 26, 2000;

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            WHEREAS, in consideration of their cash contributions, Walker
Digital and certain other investors (the "Investors") are receiving a total of 23,500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to the subscription agreement (the "Subscription Agreement") dated as of the date hereof between WebHouse and the Investors;

            WHEREAS, in consideration for its execution and deliveries pursuant to the Priceline License Agreement, Priceline is receiving a warrant (the "Priceline Warrant") to purchase, under certain circumstances, up to 137.5 million shares of Common Stock and has certain rights to participate in the Company's corporate governance;

            WHEREAS, in connection with the establishment of the Company, Priceline is agreeing, pursuant to this Agreement and the Marketing and Technical Services Agreement, to provide services to, and to coordinate marketing activities with, the Company in exchange for arm's-length consideration; and

            WHEREAS, subsequent to the date of this Agreement, Priceline is willing to provide or cause to be provided to the Company for a limited period of time certain professional, operating and administrative services with respect to the Business.

            NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                  THE SERVICES

            SECTION 1.01. Provision of Services. Subject to the terms and conditions set forth in this Agreement, Priceline shall provide or cause to be provided the professional services, including, but not limited to, accounting and legal to the Company currently provided by Priceline to the Business (the "Services"); provided, however, that Priceline shall only be required to provide such Services to the extent that it has the internal resources available at the time to provide such Services and Priceline shall have no obligation to engage any third party to provide such Services.

            SECTION 1.02. Covered Services. Priceline shall be obligated to make available and provide the Services at the time of execution and throughout the Term as reasonably requested from time to time, in writing, by the Company.

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            SECTION 1.03. Standard of Performance. Priceline agrees to provide or cause to be provided to the Company the Services in substantially the same manner and at substantially the same quality levels as such Services are currently provided to the Company by Priceline; provided that the Company may request the provision of a lower volume of any Services.

            SECTION 1.04. Term. Unless earlier terminated pursuant to Section 1.05, this Agreement shall terminate on October 26, 2000 (the "Term") and thereafter shall be of no further force and effect, except nothing herein shall relieve either party hereto from liability for any willful breach hereof; provided that the parties by mutual written agreement may extend the term of the Agreement.

            SECTION 1.05. Termination. Priceline shall continue to make the Services available through the end of the Term or, if earlier, until canceled by the Company by written notice to Priceline. Notwithstanding the foregoing, this Agreement (and the obligation to provide any Services) may be terminated:

            (a) by mutual agreement of Priceline and the Company;

            (b) by Priceline, at any time, not less than 60 days after delivery of notice to the Company, in the event that the Company shall have defaulted on or breached any material term of this Agreement and shall not have cured such breach within 30 days after receiving notice from Priceline specifying the nature of such default or breach;

            (c) by the Company, at any time, not less than 60 days after delivery of notice to Priceline, in the event that Priceline shall have defaulted on or breached any material term of this Agreement and shall not have cured such breach within 30 days after receiving notice from the Company specifying the nature of such default or breach;

            (d) by either party, immediately upon delivery of notice to the other party, in the event that such other party (x) requires a composition or other similar arrangement with creditors, files for bankruptcy or is declared bankrupt or (y) shall have assigned or transferred to any third party any of its rights or obligations hereunder except in accordance with
      Section 4.07; or

            (e) by Priceline, at any time, following the expiration, in accordance with its terms, of Priceline's warrant to purchase 137.5 million shares of Common Stock pursuant to the Warrant Agreement.

            SECTION 1.06. Compensation for Services. The amount of compensation and Services to be provided shall be $[**] for all Services provided from the date of this Agreement through to December 31, 1999, and, after such time, specific Services and compensation therefor shall be negotiated in good faith in advance of the provision of such

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Services; provided that compensation for such Services shall be provided at their fair market value.

            SECTION 1.07. Changes. The Company may request the provision of additional Services or new services which were not previously requested and which are acceptable to Priceline, in its sole discretion, to provide, and may request the cessation of specific Services then being provided. In such case, the parties shall negotiate in good faith on any additional compensation to be paid for additional Services or new services or for a rebate of the compensation paid or to be paid in respect of Services no longer rendered. In the event the parties are unable to agree on the amount of compensation or the specific Services to be provided for any given quarter, the compensation shall equal the amount agreed upon in the immediately preceding quarter plus [**]% (on an annual basis) and the Services provided shall be the same Services provided the previous quarter. In the event the parties are unable to agree on the amount of compensation or Services for the first quarter of the year 2000, the compensation shall equal one-quarter of the annualized amount of the compensation agreed upon for the partial 1999 year plus [**]% of such quarterly amount and the Services shall be the same Services provided during 1999.

                                   ARTICLE II

                                 RESPONSIBILITY

            SECTION 2.01. Relationship of the Parties. Nothing in this Agreement shall be construed as (a) an assumption by Priceline of any obligation to maintain or increase the sales or profits of the Company or otherwise to assume responsibility for the Company's operations; (b) an assumption by Priceline of any financial obligation of the Company; (c) the creation of any relationship of employment or agency between the Company and employees or consultants of Priceline, its subsidiaries or associated companies; (d) an assumption by Priceline of any responsibility for the work performed by outside suppliers employed by the Company at the suggestion or recommendation of Priceline; or (e) the delegation of any function or authority of the Company to Priceline. In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its own employees, and employees of one party shall not be considered employees of the other party. Except as specifically permitted by this Agreement, no party hereto nor any of its employees shall have any authority to negotiate, enter into any contract or incur any obligation, on behalf of the other party. The parties hereto are independent contractors and neither party is an employee, partner or joint venturer of the other.

            SECTION 2.02. Limitation of Liability. Priceline MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER. Priceline shall have no liability for any losses or damages that the Company may incur as a result of the provision or non-provision of Services except to the extent caused by the gross negligence

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or wilful misconduct of such person. In no event shall Priceline, its officers, directors, employees, agents, independent contractors, affiliates and stockholders be liable for any consequential or special damages suffered by the Company as a result of any representations, actions or inactions by any person or entity in respect of its obligations hereunder.

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                                   ARTICLE III

                                 CONFIDENTIALITY

            SECTION 3.01. Confidentiality. The Company will receive or learn from Priceline, and Priceline's parents, subsidiaries and affiliates, and Priceline will learn from the Company, information, both orally and in writing, concerning the business of Priceline or the Company, respectively, including, without limitation, financial, technical and marketing information, data, information related to the development of technology and services, trade secrets, technology, plans, methods, processes, specifications, models, protocols, techniques, research projects, information management systems and software, whether protectable by patent, copyright or other statutory means, relating to the Company's and Priceline's business, as the case may be, and which information is deemed, in the case of the Company, proprietary to the Company and, in the case of Priceline, proprietary to Priceline. Both parties hereby agree, as set forth below, to protect such information, whether furnished before, on or after the date of this Agreement, as it protects its own similar confidential information, but never less than commercially reasonable efforts, and not to disclose such information to anyone except as otherwise provided for in this Agreement. Such information, in whole or in part, together with analyses, compilations, programs, reports, proposals, studies or any other documentation prepared by the parties, as the case may be, which contains or otherwise reflects or makes reference to such information, is hereinafter referred to as "Confidential Information". Both parties hereby agree that the Confidential Information will be used solely for the purpose of this Agreement and not for any other purpose. Both parties further agree that any Confidential Information pertaining to the other party is the sole and exclusive property of such other party, and that the receiving party shall not have any right, title, or interest in or to such Confidential Information except as expressly provided in this Agreement. Both parties further agree to hold in the strictest confidence and not to disclose to anyone for any reason Confidential Information pertaining to the other party; provided that

            (a) such Confidential Information may be disclosed to the receiving party's respective officers, directors, employees, agents, or representatives (collectively, "Representatives") on a "need to know" basis for the purpose of this Agreement on the condition that

                  (i) each such Representative will be informed by the receiving party of the confidential nature of such Confidential Information and will agree to be bound by the terms of this Agreement and not to disclose the Confidential Information to any other person and

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                  (ii)both parties agree to accept full responsibility for any breach of this Section 3.01 by its respective Representatives; and

            (b) Confidential Information pertaining to the other party may be disclosed upon the prior written consent of the other party.

Both parties hereby agree, upon the request of the other party, to promptly deliver to the other party, at its own cost, the Confidential Information pertaining to such other party, without retaining any copies thereof.

            SECTION 3.02. Nonconfidential Information. The term "Confidential Information" shall not include any information which: (a) at the time of disclosure or thereafter is generally available to or known by the public (other than as a result of a disclosure directly or indirectly by the receiving party);
(b) is independently developed by the receiving party, without reference to or use of the Confidential Information of the other party; (c) was known by the receiving party as of the time of disclosure without breach of confidentiality;
(d) is lawfully learned from a third party not under obligation to the disclosing party; or (e) is required to be disclosed pursuant to a subpoena, court order or other legal process, whereupon the receiving party shall provide prompt written notice to the other party prior to such disclosure.

                                   ARTICLE IV

                                  MISCELLANEOUS

            SECTION 4.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

            SECTION 4.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.02):

            (a)   if to Priceline:

                  priceline.com Incorporated
                  Five High Ridge Park
                  Stamford, CT 06905

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                  Telecopy No.: (203) 595-8345
                  Attention: Melissa Taub

                  (b) if to the Company:

                  Priceline WebHouse Club, Inc.
                  One High Ridge Park
                  Stanford, CT  06905
                  Telecopy No.: (203) 595-8305
                  Attention: Anne Maffei

            SECTION 4.03. Public Announcements. Except as required by law, by governmental regulation or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

            SECTION 4.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 4.06. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

            SECTION 4.07. Assignment and Sublicense. This Agreement may not be assigned by either party without the express written consent of the other party (which consent may be granted or withheld in the sole discretion of any party), except that (i) this Agreement may be assigned, without consent, in connection with the sale of a party's business whether such is a sale of all or substantially all of such party's assets, a merger or a stock sale and (ii) Priceline

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may assign or sublicense its rights hereunder to an affiliate thereof; provided that any such assignment shall not relieve Priceline of its obligations hereunder. This Agreement shall inure to the benefit of, and be binding upon, the successors of the parties hereto, provided such assignment was in compliance with the terms hereof.

            SECTION 4.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 4.09. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties.

            SECTION 4.10. Governing Law. This Agreement shall be governed by the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement may be heard and determined in any New York State or federal court sitting in the City of New York, County of Manhattan, and the parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.

            SECTION 4.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this
Section 4.11; provided that receipt of copies of such counterparts is confirmed.

            SECTION 4.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

            SECTION 4.13. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby and for any counterclaim therein.

            SECTION 4.14. Relationship of the Parties. The parties hereto are independent contractors and neither party is an employee, partner or joint venturer of the other. Under no circumstances shall any of the employees of a party hereto be deemed to be employees of the other party for any purpose. Neither party shall have the right to bind the other to any agreement with a third party nor to represent itself as a partner or joint venturer of the other.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized signatories thereunto duly authorized as of the date first above written.

                                          PRICELINE.COM INCORPORATED

                                          By: _________________________________
                                              Name:
                                              Title:


                                          PRICELINE WEBHOUSE CLUB, INC.

                                          By: _________________________________
                                              Name:
                                              Title:

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